EXHIBIT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-123103, of ArvinMeritor, Inc. on Form S-8 of our report dated June 29, 2004, appearing in this Annual Report on Form 11-K of ArvinMeritor, Inc. Hourly Employees Savings Plan for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Detroit, Michigan
June 29, 2005